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                                                                    Exhibit 23.3



                          Consent of Ernst & Young LLP
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                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to the AmeriPath, Inc. 2001 Stock Option Plan of our report dated March 24, 2000, with respect to the consolidated financial statements of Pathology Consultants of America, Inc. and subsidiaries (d/b/a/ InformDx) as of December 31, 1999 and for the two year period then ended included in the Annual Report (Form 10-K/A) of AmeriPath, Inc and subsidiaries for the year ended December 31, 2000.

                                                  /s/  Ernst & Young LLP

Nashville, Tennessee
September 7, 2001